Exhibit 99.1

Company / Investor Contact: Tom Wirth EVP & CFO 610-832-7434 tom.wirth@bdnreit.com

Brandywine Realty Trust Announces First Quarter Results

And Narrows 2018 Guidance

Philadelphia, PA, April 19, 2018 — Brandywine Realty Trust (NYSE:BDN) today reported its financial and operating results for the three months ended March 31, 2018.

Management Comments

“Our 2018 business plan is off to an excellent start,” stated Gerard H. Sweeney, President and Chief Executive Officer for Brandywine Realty Trust.  “We are now 83% complete on our 2018 revenue target.  We generated strong quarterly operating metrics including a 10.5% increase in quarterly GAAP market-to-market rents.  In addition to our strong operating results, we made excellent progress on our developments by leasing 100% of our 500 North Gulph Road redevelopment project in King of Prussia, Pennsylvania to an existing tenant needing to expand.  Also, after selling a 6.6 acre land parcel in Austin, Texas, we entered into a fee development agreement on a 250,000 square foot office building for the new owner.  After a successful first quarter, we are narrowing our current 2018 FFO guidance range from $1.33 to $1.43 to $1.34 to $1.42.”

First Quarter 2018 Highlights

Financial Results

▪	Net income allocated to common shareholders; $44.2 million, or $0.25 per diluted share. First quarter results include gains on property sales totaling $37.3 million, or $0.21 per diluted share.
▪	Funds from Operations (FFO); $57.3 million, or $0.32 per diluted share.

Portfolio Results

▪	Core portfolio was 92.3% occupied and 94.2% leased.
▪	Signed approximately 406,000 square feet of new and renewal leases.
▪	Tenant retention ratio: 51%.
▪	Rental rate mark-to-market increased 10.5% on a GAAP basis and increased 2.0% on a cash basis.
▪	Same store net operating income: (4.4%) on a GAAP basis and (1.4%) on a cash basis.

Recent Transaction Activity

Joint Venture Activity

▪

As previously announced on January 10, 2018, the evo at Cira Centre South Venture, a real estate venture in which we owned a 50% interest, sold its 345-unit residential property in Philadelphia, Pennsylvania, at a gross sales price of $197.5 million.  We received net cash proceeds of $43.0 million after closing costs and related debt payoffs and recorded a gain of $25.7 million.

▪

As previously announced on January 5, 2018, we exchanged our 20% interest in Seven Tower Bridge, a real estate venture which owns an undeveloped land parcel in Conshohocken, Pennsylvania encumbered by $14.6 million of debt for the remaining 35% interest in Four Tower Bridge, a real estate venture which

2929 Walnut Street, Suite 1700, Philadelphia, PA 19104 Phone: (610) 325-5600 • Fax: (610) 325-5622

owns an office property containing 86,021 square feet in Conshohocken, Pennsylvania encumbered by $9.7 million of debt. The gain on the transaction totaled $11.6 million.

Development/Redevelopment Acquisitions

▪

On April 18, 2018, fully executed a lease for the entire building located at 500 North Gulph Road in King of Prussia, Pennsylvania, which is a 100,000 square foot office building currently under redevelopment.  Stabilization is anticipated during the fourth quarter of 2018.  The stabilized cash yield is 9.3%.

▪

On March 16, 2018, completed the sale of 6.6 acres of land at the Garza Ranch in Austin, Texas, for a gross sales price of $14.6 million.  Simultaneous with the disposition of the land at Garza Ranch, we signed a development agreement with the land owner to construct an office building containing approximately 250,000 rentable square feet on the site.

Schuylkill Yards

▪

On March 22, 2018, we acquired a leasehold interest in 1.0 acre located at 3001-3003 JFK Boulevard in Philadelphia, Pennsylvania for a gross purchase price totaling $24.6 million.  The land parcel is currently operating as a parking facility and will be the first Schuylkill Yards development site.  However, the timing and scope of improvements to the site have not yet been determined.  The acquisition was funded from cash-on-hand.

2018 Finance / Capital Markets Activity

▪	We have no outstanding balance on our $600.0 million unsecured revolving credit facility as of March 31, 2018.
▪	We have $200.8 million of cash and cash equivalents on-hand as of March 31, 2018.

Results for the Three Months Ended March 31, 2018

Net income allocated to common shares totaled $44.2 million, or $0.25 per diluted share, in the first quarter of 2018 compared to a net income allocated to common shares totaled $19.3 million, or $0.11 per diluted shares in the first quarter of 2017.  First quarter of 2018 results include gains on property sales totaling $37.3 million, or $0.21 per diluted share.

FFO available to common shares and units in the first quarter of 2018 totaled $57.3 million, or $0.32 per diluted share, versus $56.1 million or $0.32 per diluted share in the first quarter of 2017.  Our first quarter 2018 payout ratio ($0.18 common share distribution / $0.32 FFO per diluted share) was 56.3%.

Operating and Leasing Activity

In the first quarter of 2018, our Net Operating Income (NOI) excluding termination revenues and other income items decreased 4.4% on a GAAP basis and decreased 1.4% on a cash basis for our 83 same store properties, which were 92.5% and 94.6% occupied on March 31, 2018 and March 31, 2017, respectively.

We leased approximately 406,000 square feet and commenced occupancy on 302,000 square feet during the first quarter of 2018.  The first quarter occupancy activity includes 171,000 square feet of renewals, 98,000 square feet of new leases and 33,000 square feet of tenant expansions.  We have an additional 294,000 square feet of executed new leasing scheduled to commence subsequent to March 31, 2018.

We achieved a 51% tenant retention ratio in our core portfolio with net negative absorption of (95,000) square feet during the first quarter of 2018.  First quarter rental rate growth increased 10.5% as our renewal rental rates increased 9.7% and our new lease/expansion rental rates increased 11.9%, all on a GAAP basis.

At March 31, 2018, our core portfolio of 88 properties comprising 15.7 million square feet was 92.3% occupied and we are now 94.2% leased (reflecting new leases commencing after March 31, 2018).

Distributions

On February 28, 2018, our Board of Trustees declared a quarterly cash dividend of $0.18 per common share and OP Unit that was paid on April 18, 2018 to holders of record on April 4, 2018.

2018 Earnings and FFO Guidance

Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, we are adjusting our 2018 net income guidance of $0.29 - $0.39 to $0.29 - $0.37 per diluted share and 2018 FFO guidance of $1.33 - $1.43 to $1.34 - $1.42 per diluted share.  This guidance is provided for informational purposes and is subject to change.  The following is a reconciliation of the calculation of 2018 FFO and earnings per diluted share:

Guidance for 2018		Range

Earnings per diluted share allocated to common shareholders	$0.29	to	$0.37
Plus: real estate depreciation, amortization	1.05		1.05

FFO per diluted share	$1.34	to	$1.42

Our 2018 FFO key assumptions to include:

▪	Core Occupancy improving to a range of 94-95% by year-end 2018 and 95-96% leased;
▪	Average Same-Store Occupancy of 92.3% during 2018 versus 93.5% during 2017;
▪	8-10% GAAP increase in overall lease rates during 2018 with a resulting (1)-1% (decrease)/increase in 2018 same store GAAP NOI;
▪	(2)-2% cash (decrease)/increase in overall lease rates during 2018 with a resulting 1-3% increase in 2018 same store cash NOI growth;
▪	Speculative Revenue Target: $26.3 million, 83% achieved;
▪	$0.18 per share quarterly dividend;
▪	No acquisition activity;
▪	$100 million sales activity, 100% achieved;
▪	One development start; and
▪	Annual earnings and FFO per diluted share based on 182.0 million fully diluted weighted average common shares.

About Brandywine Realty Trust

Brandywine Realty Trust (NYSE: BDN) is one of the largest, publicly traded, full-service, integrated real estate companies in the United States with a core focus in the Philadelphia, Washington, D.C., and Austin markets.  Organized as a real estate investment trust (REIT), we own, develop, lease and manage an urban, town center and transit-oriented portfolio comprising 185 properties and 25.3 million square feet as of March 31, 2018, which excludes assets held for sale.  Our purpose is to shape, connect and inspire the world around us through our expertise, the relationships we foster, the communities in which we live and work, and the history we build together.  For more information, please visit www.brandywinerealty.com.

Conference Call and Audio Webcast

BDN management will discuss 2018 financial results and earnings guidance for fiscal 2018 on Friday, April 20, 2018 at 9:00 a.m. Eastern Time.  The conference call can be accessed by dialing 1-833-818-6810 and providing conference ID: 7876108.  Beginning two hours after the conference call, a taped replay of the call can be accessed through Friday, May 4, 2018, by calling 1-855-859-2056 and entering access code 7876108.  The conference call can also be accessed via a webcast on our website at www.brandywinerealty.com.

Looking Ahead – Second Quarter 2018 Conference Call

We anticipate we will release our second quarter 2018 earnings on Thursday, July 19, 2018, after the market close and will host our second quarter 2018 conference call on Friday, July 20, 2018 at 9:00 a.m. Eastern Time.  We expect to issue a press release in advance of these events to reconfirm the dates and times and provide all related information.

Forward-Looking Statements

Estimates of future earnings per share, FFO per share, common share dividend distributions and certain other statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our and our affiliates’ actual results, performance, achievements or transactions to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements.  Such risks, uncertainties and other factors relate to, among others: our ability to lease vacant space and to renew or relet space under expiring leases at expected levels; competition with other real estate companies for tenants; the potential loss or bankruptcy of major tenants; interest rate levels; the availability of debt, equity or other financing; risks of acquisitions, dispositions and developments, including the cost of construction delays and cost overruns; unanticipated operating and capital costs; our ability to obtain adequate insurance, including coverage for terrorist acts; dependence upon certain geographic markets; and general and local economic and real estate conditions, including the extent and duration of adverse changes that affect the industries in which our tenants operate.  The declaration and payment of future dividends (both timing and amount) is subject to the determination of our Board of Trustees, in its sole discretion, after considering various factors, including the Company's financial condition, historical and forecast operating results, and available cash flow, as well as any applicable laws and contractual covenants and any other relevant factors.  The Company's practice regarding payment of dividends may be modified at any time and from time to time.  Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2017.  We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.

Non-GAAP Supplemental Financial Measures

We compute our financial results in accordance with generally accepted accounting principles (GAAP).  Although FFO and NOI are non-GAAP financial measures, we believe that FFO and NOI calculations are helpful to shareholders and potential investors and are widely recognized measures of real estate investment trust performance.  At the end of this press release, we have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure.

Funds from Operations (FFO)

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than us.  NAREIT defines FFO as net income (loss) before non-controlling interests and excluding gains (losses) on sales of depreciable operating property, impairment losses on depreciable consolidated real estate, impairment losses on investments in unconsolidated real estate ventures and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures.  Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and non-controlling interests.  To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release.  FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.

Net Operating Income (NOI)

NOI is a financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, non-controlling interest in the Operating Partnership and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, gains on early extinguishment of debt, income from discontinued operations, income from unconsolidated joint ventures and non-controlling interest in property partnerships.  In some cases we also present NOI on a cash basis, which is NOI after eliminating the effects of straight-lining of rent and deferred market intangible amortization.  NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently.  NOI should not be considered an alternative to net income as an indication of our performance or to cash flows as a measure of the Company's liquidity or its ability to make distributions.  NOI is a useful measure for evaluating the operating performance of our properties, as it excludes certain components from net income available to common shareholders in order to provide results that are more closely related to a property's results of operations.  NOI is used internally to evaluate the performance of our operating segments and to make decisions about resource allocations.  We concluded that NOI provides useful information to investors regarding our financial condition and results of operations, as it reflects only the income and expense items incurred at the property level, as well as the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and development activity on an unlevered basis.

Core Portfolio

Our core portfolio is comprised of our wholly-owned properties, excluding any properties currently in development, re-development or re-entitlement.

BRANDYWINE REALTY TRUST

CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31,	December 31,
	2018	2017
ASSETS	(unaudited)
Real estate investments:
Operating properties	$3,864,706	$3,832,348
Accumulated depreciation	(920,207)	(895,091)
Operating real estate investments, net	2,944,499	2,937,257
Construction-in-progress	129,413	121,188
Land held for development	99,436	98,242
Total real estate investments, net	3,173,348	3,156,687
Assets held for sale, net	-	392
Cash and cash equivalents	200,813	202,179
Accounts receivable, net of allowance of $3,935 and $3,467 as of March 31, 2018 and December 31, 2017, respectively	17,794	17,938
Accrued rent receivable, net of allowance of $13,409 and $13,645 as of March 31, 2018 and December 31, 2017, respectively	174,236	169,760
Investment in real estate ventures, at equity	171,383	194,621
Deferred costs, net	97,299	96,695
Intangible assets, net	63,614	64,972
Other assets	139,449	92,204
Total assets	$4,037,936	$3,995,448
LIABILITIES AND BENEFICIARIES' EQUITY
Mortgage notes payable, net	$325,974	$317,216
Unsecured term loans, net	248,512	248,429
Unsecured senior notes, net	1,365,546	1,365,183
Accounts payable and accrued expenses	105,176	107,074
Distributions payable	32,502	32,456
Deferred income, gains and rent	58,887	42,593
Acquired lease intangibles, net	19,510	20,274
Other liabilities	14,588	15,623
Total liabilities	$2,170,695	$2,148,848

Brandywine Realty Trust's Equity:
Common Shares of Brandywine Realty Trust's beneficial interest, $0.01 par value; shares authorized 400,000,000; 178,442,517 and 178,285,236 issued and outstanding as of March 31, 2018 and December 31, 2017, respectively	1,785	1,784
Additional paid-in-capital	3,222,047	3,218,564
Deferred compensation payable in common shares	13,506	12,445
Common shares in grantor trust, 948,592 and 894,736 as of March 31, 2018 and December 31, 2017, respectively	(13,506)	(12,445)
Cumulative earnings	704,506	660,174
Accumulated other comprehensive income	7,365	2,399
Cumulative distributions	(2,086,000)	(2,053,741)
Total Brandywine Realty Trust's equity	1,849,703	1,829,180
Noncontrolling interests	17,538	17,420
Total beneficiaries' equity	1,867,241	1,846,600
Total liabilities and beneficiaries' equity	$4,037,936	$3,995,448

BRANDYWINE REALTY TRUST

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except share and per share data)

	Three Months Ended March 31,
	2018	2017
Revenue
Rents	$106,360	$103,332
Tenant reimbursements	19,849	18,535
Termination fees	550	1,673
Third party management fees, labor reimbursement and leasing	7,674	6,485
Other	1,925	895
Total revenue	136,358	130,920
Operating expenses:
Property operating expenses	39,332	36,885
Real estate taxes	12,422	11,749
Third party management expenses	4,750	2,447
Depreciation and amortization	43,291	45,892
General and administrative expenses	8,723	9,325
Provision for impairment	-	2,730
Total operating expenses	108,518	109,028
Operating income	27,840	21,892
Other income (expense)
Interest income	703	393
Interest expense	(19,533)	(21,437)
Interest expense - amortization of deferred financing costs	(627)	(634)
Equity in loss of Real Estate Ventures	(825)	(748)
Net gain on disposition of real estate	-	7,323
Net gain on sale of undepreciated real estate	22	-
Net gain on real estate venture transactions	37,263	14,582
Net income before income taxes	44,843	21,371
Income tax provision	(138)	(100)
Net income	44,705	21,271
Net income attributable to noncontrolling interests	(376)	(169)
Net income attributable to Brandywine Realty Trust	44,329	21,102
Distribution to preferred shareholders	-	(1,725)
Nonforfeitable dividends allocated to unvested restricted shareholders	(114)	(99)
Net income attributable to Common Shareholders of Brandywine Realty Trust	$44,215	$19,278

PER SHARE DATA
Basic income per common share	$0.25	$0.11
Basic weighted average shares outstanding	178,395,525	175,176,964

Diluted income per common share	$0.25	$0.11
Diluted weighted average shares outstanding	179,788,311	176,201,872

BRANDYWINE REALTY TRUST

FUNDS FROM OPERATIONS

(unaudited, in thousands, except share and per share data)

	Three Months Ended March 31,
	2018	2017
Reconciliation of Net Income to Funds from Operations:
Net income attributable to common shareholders	$44,215	$19,278
Add (deduct):
Net income attributable to noncontrolling interests - LP units	371	164
Nonforfeitable dividends allocated to unvested restricted shareholders	114	99
Net gain on real estate venture transactions	(37,263)	(14,582)
Net gain on disposition of real estate	-	(7,323)
Provision for impairment	-	2,730
Depreciation and amortization:
Real property	34,608	33,650
Leasing costs including acquired intangibles	8,306	12,118
Company’s share of unconsolidated real estate ventures	7,164	10,240
Partners’ share of consolidated real estate ventures	(55)	(59)
Funds from operations	$57,460	$56,315
Funds from operations allocable to unvested restricted shareholders	(203)	(198)
Funds from operations available to common share and unit holders (FFO)	$57,257	$56,117

FFO per share - fully diluted	$0.32	$0.32

Weighted-average shares/units outstanding - fully diluted	181,268,110	177,681,671

Distributions paid per common share	$0.18	$0.16

FFO payout ratio (distributions paid per common share/FFO per diluted share)	56.3%	50.0%

(a)

BRANDYWINE REALTY TRUST

SAME STORE OPERATIONS – 1st QUARTER

(unaudited and in thousands)

Of the 94 properties owned by the Company as of March 31, 2018, a total of 83 properties ("Same Store Properties") containing an aggregate of 14.3 million net rentable square feet were owned for the entire three-month periods ended March 31, 2018 and 2017. As of March 31, 2018, five properties were recently completed/acquired, two properties were in development and four properties were in redevelopment. Average occupancy for the Same Store Properties was 92.5% during 2018 and 94.5% during 2017. The following table sets forth revenue and expense information for the Same Store Properties:

	Three Months Ended March 31,
	2018	2017
Revenue
Rents	$91,279	$92,665
Tenant reimbursements	17,282	16,508
Termination fees	550	1,195
Other	322	445
Total revenue	109,433	110,813

Operating expenses
Property operating expenses	32,687	31,315
Real estate taxes	11,018	10,044
Net operating income	$65,728	$69,454

Net operating income - percentage change over prior year	-5.4%

Net operating income, excluding net termination fees & other	$64,856	$67,814

Net operating income, excluding net termination fees & other - percentage change over prior year	-4.4%

Net operating income	$65,728	$69,454
Straight line rents & other	(1,138)	(1,832)
Above/below market rent amortization	(452)	(1,353)
Amortization of tenant inducements	317	346
Non-cash ground rent	22	22
Cash - Net operating income	$64,477	$66,637

Cash - Net operating income - percentage change over prior year	-3.2%

Cash - Net operating income, excluding net termination fees & other	$63,379	$64,251

Cash - Net operating income, excluding net termination fees & other - percentage change over prior year	-1.4%

	Three Months Ended March 31,
	2018	2017
Net income	$44,705	$21,271
Add/(deduct):
Interest income	(703)	(393)
Interest expense	19,533	21,437
Interest expense - amortization of deferred financing costs	627	634
Equity in loss of real estate ventures	825	748
Net gain on real estate venture transactions	(37,263)	(14,582)
Net gain on disposition of real estate	-	(7,323)
Net gain on sale of undepreciated real estate	(22)	-
Depreciation and amortization	43,291	45,892
General & administrative expenses	8,723	9,325
Income tax provision	138	100
Provision for impairment	-	2,730
Consolidated net operating income	79,854	79,839
Less: Net operating income of non-same store properties and elimination of non-property specific operations	(14,126)	(10,385)
Same store net operating income	$65,728	$69,454